                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             QUEBECOR PRINTING INC.
                           PRINTING ACQUISITION INC.
                                      AND
                            WORLD COLOR PRESS, INC.

                                  Dated as of
                                 July 12, 1999
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                               TABLE OF CONTENTS

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ARTICLE I THE OFFER........................................................................................           1

    1.1.     THE OFFER.....................................................................................           1

    1.2.     COMPANY ACTION................................................................................           3

    1.3.     DIRECTORS.....................................................................................           4

ARTICLE II THE MERGER......................................................................................           5

    2.1.     THE MERGER....................................................................................           5

    2.2.     EFFECT OF THE MERGER..........................................................................           5

    2.3.     CONSUMMATION OF THE MERGER....................................................................           5

    2.4.     CERTIFICATE OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS..............................           5

    2.5.     CONVERSION OF SECURITIES......................................................................           6

    2.6.     STOCK OPTIONS.................................................................................           7

    2.7.     CLOSING OF COMPANY TRANSFER BOOKS.............................................................           9

    2.8.     EXCHANGE OF CERTIFICATES......................................................................           9

    2.9.     FUNDING OF PAYING AGENT.......................................................................          10

    2.10.    TAKING OF NECESSARY ACTION; FURTHER ACTION....................................................          10

    2.11.    DISSENTING SHARES.............................................................................          10

    2.12.    FRACTIONAL SHARES.............................................................................          11

    2.13.    NO FURTHER OWNERSHIP RIGHTS IN COMMON.........................................................          11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.........................................          11

    3.1.     ORGANIZATION AND QUALIFICATION................................................................          11

    3.2.     AUTHORITY RELATIVE TO THIS AGREEMENT..........................................................          12

    3.3.     FINANCING ARRANGEMENTS........................................................................          13

    3.4.     OWNERSHIP OF SHARES...........................................................................          13

    3.5.     SUBSIDIARIES..................................................................................          13

    3.6.     CAPITALIZATION................................................................................          14

    3.7.     COMMISSION FILINGS............................................................................          14

    3.8.     LITIGATION....................................................................................          15

    3.9.     EMPLOYEES AND LABOR...........................................................................          15

    3.10.    TAXES AND TAX RETURNS.........................................................................          15

    3.11     EMPLOYEE BENEFIT PLANS........................................................................          15

    3.12.    COMPLIANCE WITH LAWS..........................................................................          17
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    3.13.    ENVIRONMENTAL MATTERS.........................................................................          18

    3.14.    INTELLECTUAL PROPERTY.........................................................................          20

    3.15.    YEAR 2000.....................................................................................          20

    3.16.    NO STOCKHOLDER VOTE REQUIRED..................................................................          20

    3.17.    PARENT CONSENTS...............................................................................          21

    3.18.    SUBSCRIPTION RIGHTS...........................................................................          21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................          21

    4.1.     ORGANIZATION AND QUALIFICATION................................................................          21

    4.2.     SUBSIDIARIES..................................................................................          21

    4.3.     CAPITALIZATION................................................................................          22

    4.4.     AUTHORITY RELATIVE TO THIS AGREEMENT..........................................................          22

    4.5.     COMMISSION FILINGS............................................................................          23

    4.6.     LITIGATION....................................................................................          24

    4.7.     EMPLOYEES AND LABOR...........................................................................          25

    4.8.     TAXES AND TAX RETURNS.........................................................................          25

    4.9      EMPLOYEE BENEFIT PLANS........................................................................          25

    4.10.    STOCKHOLDER VOTE REQUIRED.....................................................................          27

    4.11.    COMPLIANCE WITH LAWS..........................................................................          27

    4.12.    PROPERTIES....................................................................................          28

    4.13.    ENVIRONMENTAL MATTERS.........................................................................          28

    4.14.    INTELLECTUAL PROPERTY.........................................................................          28

    4.15.    INSURANCE.....................................................................................          29

    4.16.    YEAR 2000.....................................................................................          29

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER...........................................................          29

    5.1.     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.........................................          29

    5.2.     CERTAIN ACTIONS BY PARENT PENDING THE MERGER..................................................          31

ARTICLE VI ADDITIONAL AGREEMENTS...........................................................................          31

    6.1.     ACTION OF COMPANY STOCKHOLDERS................................................................          31

    6.2.     COMPANY PROXY STATEMENT.......................................................................          32

    6.3.     PREPARATION OF THE FORM F-4 AND THE PARENT PROXY STATEMENT; PARENT STOCKHOLDERS MEETING.......          32

    6.4.     EXPENSES......................................................................................          33

    6.5.     ADDITIONAL AGREEMENTS.........................................................................          33

    6.6.     LIMITATION ON NEGOTIATIONS....................................................................          34
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    6.7.     NOTIFICATION OF CERTAIN MATTERS...............................................................          35

    6.8.     LISTING.......................................................................................          35

    6.9.     ACCESS TO INFORMATION.........................................................................          35

    6.10.    STOCKHOLDER CLAIMS............................................................................          35

    6.11.    TREATMENT OF EMPLOYEE COMPENSATION AND BENEFITS...............................................          36

    6.12.    INDEMNIFICATION RIGHTS........................................................................          37

    6.13.    PARENT GUARANTEE..............................................................................          38

    6.14.    AFFILIATES....................................................................................          39

ARTICLE VII CONDITIONS.....................................................................................          39

    7.1.     CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER..................................          39

    7.2.     ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT AND PURCHASER TO EFFECT THE MERGER..............          40

    7.3.     ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER.......................          40

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.............................................................          41

    8.1.     TERMINATION...................................................................................          41

    8.2.     AMENDMENT.....................................................................................          42

    8.3.     FEES UPON TERMINATION.........................................................................          42

    8.4.     EFFECT OF TERMINATION.........................................................................          43

    8.5.     WAIVER........................................................................................          44

ARTICLE IX GENERAL PROVISIONS..............................................................................          44

    9.1.     BROKERS.......................................................................................          44

    9.2.     PUBLIC STATEMENTS.............................................................................          44

    9.3.     NOTICES.......................................................................................          44

    9.4.     INTERPRETATION................................................................................          45

    9.5.     REPRESENTATIONS AND WARRANTIES................................................................          45

    9.6.     SEVERABILITY..................................................................................          46

    9.7.     MISCELLANEOUS.................................................................................          46

    9.8.     COUNTERPARTS..................................................................................          46

    9.9.     SURVIVAL......................................................................................          47

    9.10.    THIRD PARTY BENEFICIARIES.....................................................................          47
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                                      iii
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                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of July 12, 1999 (the "AGREEMENT") by and among QUEBECOR PRINTING INC., a corporation amalgamated under the laws of Canada ("PARENT"), PRINTING ACQUISITION INC., a Delaware corporation and a subsidiary of Parent ("PURCHASER"), and WORLD COLOR PRESS, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Company has determined that it would be fair to, advisable and in the best interests of the Company's stockholders to enter into this Agreement and the Board of Directors of Parent and Purchaser have approved this Agreement providing for the acquisition of the Company by Purchaser pursuant to a tender offer (the "OFFER") by Purchaser to purchase for cash up to 23,500,000 (the "MAXIMUM NUMBER") of the outstanding shares of Common Stock, par value $0.01, of the Company (the "SHARES"), at a price of $35.69 in cash per Share; followed by a merger (the "MERGER") of Purchaser with and into the Company, all upon the terms and subject to the conditions set forth herein; and

    WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, Purchaser and the Company have approved this Agreement, the Offer and the Merger; and

    WHEREAS, contemporaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter this Agreement, (i) Parent and certain stockholders of the Company are entering into the Tender, Voting and Option Agreement in substantially the form of EXHIBIT C hereto (the "TENDER, VOTING AND OPTION AGREEMENT"), and (ii) the Company, Parent and Purchaser are entering in to the Stock Option Agreement in substantially the form of EXHIBIT D hereto (the "STOCK OPTION AGREEMENT").

    NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    1.1.  THE OFFER.

    (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, Purchaser shall, as soon as reasonably practical after the date hereof, commence within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), the Offer but in any event within five business days (as such term is defined in Rule 14e-1 under the Exchange
Act) from the date of public announcement of the execution hereof. The Offer will be subject only to the satisfaction or waiver of the conditions set forth in Annex I hereto (the "OFFER CONDITIONS"), any of which conditions may be waived in the sole discretion of Purchaser (other than the Minimum Condition (as such term is defined in Annex I), which may only be waived with the consent of the Board of Directors of the Company). Assuming all of the conditions to consummation of the Offer are satisfied, Purchaser shall consummate the Offer as promptly as possible.

    (b) Parent and Purchaser covenant and agree that upon the terms and subject to the conditions of this Agreement (including the Offer Conditions), Purchaser shall accept for payment all Shares, up to the Maximum Number of Shares, that are validly tendered on or prior to the expiration of the Offer and not timely withdrawn, as soon as it is permitted to do so under applicable law, and shall pay for such Shares promptly thereafter. Purchaser may, at any time, assign to one or more corporations, which are direct or indirect wholly owned subsidiaries of Parent, the right to purchase all or any portion of

                                       1
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the Shares tendered pursuant to the Offer, but any such transfer or assignment shall not relieve Purchaser and Parent of their obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares properly tendered and accepted for payment in accordance with the terms of this Agreement.

    (c) The Offer shall initially be scheduled to expire 20 business days following the commencement thereof; PROVIDED that, unless this Agreement shall have been terminated pursuant to Section 8.1, Purchaser shall, subject to
Section 1.1(e), extend the Offer from time to time in the event that, at a then-scheduled expiration date, the Offer Conditions have not been satisfied (other than incurable breaches of representations, warranties and covenants, PROVIDED that the determination of whether a breach is incurable is not in the sole discretion of Purchaser) each such extension not to exceed (unless otherwise consented to by the Company) the lesser of 10 additional business days or such fewer number of days that the Company and Parent reasonably believe are necessary to cause such Offer Condition to be satisfied; PROVIDED that, under no circumstances shall any such extension be less than the minimum number of days required by the Exchange Act or the rules and regulations promulgated thereunder or by applicable law and PROVIDED further that Purchaser shall not be required to extend the Offer more than 15 business days after making a public announcement that all of the Offer Conditions other than the Minimum Condition have been satisfied. Except as provided in Section 1.1(d) and Section 1.1(e), Purchaser shall not terminate the Offer without purchasing Shares pursuant to the Offer. As soon as reasonably practical on the date the Offer is commenced, Purchaser shall file with the Securities and Exchange Commission (the "COMMISSION") a Tender Offer Statement on SCHEDULE 14D-1 (together with all amendments and supplements thereto, the "SCHEDULE 14D-1") with respect to the Offer, that shall comply in all material respects with the provisions of such Schedule and all applicable Federal securities laws, and shall contain an Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which Schedule 14D-1, Offer to Purchase and other documents are referred to herein collectively as the "TENDER OFFER DOCUMENTS"). Parent and Purchaser agree that the Company and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the Commission. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of Shares in each case as and to the extent required by applicable securities laws. Parent will provide the Company with a copy of any comments Parent or Purchaser may receive from the Commission or its staff with respect to the Tender Offer Documents promptly following receipt thereof. Purchaser shall not, without the prior written consent of the Board of Directors of the Company, (i) decrease or change the form of the consideration payable in the Offer, (ii) reduce the number of Shares sought pursuant to the Offer, (iii) amend the Offer Conditions or impose additional conditions to the Offer, (iv) amend or change any term of the Offer or (v) waive the Minimum Condition.

    (d) In the event that this Agreement has been terminated pursuant to Section 8.1, Purchaser shall, and Parent shall cause Purchaser to, promptly terminate the Offer without accepting any Shares for payment.

    (e) If on September 13, 1999, either or both of the Minimum Condition or paragraph (b) of the Offer Conditions has not been satisfied, Purchaser shall, unless Parent and the Company otherwise agree, terminate the Offer, and the parties shall, subject to the terms and conditions hereof, seek to consummate the Merger in accordance with Section 2.5(c).

    1.2 COMPANY ACTION. The Company hereby consents to the Offer and represents that its Board of Directors has determined by a unanimous vote that the Offer and the Merger are fair to, advisable and in the best interests of, the Company and its stockholders, has approved the Offer and the Merger, has approved and adopted this Agreement, and has resolved to recommend acceptance of the Offer to,

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and adoption of this Agreement by, the Company's stockholders (it being understood that, notwithstanding anything in this Agreement to the contrary, if the Company's Board of Directors shall conclude, acting in good faith, after receiving advice from outside counsel or its financial advisor, that failure to modify or withdraw its recommendation would constitute a breach of their fiduciary duties under applicable law, the Board of Directors may so modify or withdraw its recommendation and such modification or withdrawal shall not constitute a breach of this Agreement). The Company further represents that Morgan Stanley & Co. Incorporated has delivered its written opinion to the Board of Directors of the Company that, as of the date hereof, the consideration to be received by holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view. Contemporaneously with the commencement of the Offer, but in no event prior to such date as the Purchaser has filed the Tender Offer Documents with the Commission, the Company shall file with the Commission and mail to holders of record and beneficial owners of Shares a Solicitation/ Recommendation Statement on SCHEDULE 14D-9 with respect to the Offer (such SCHEDULE 14D-9, as amended from time to time, the "SCHEDULE 14D-9"), which shall contain the recommendation of the Company's Board of Directors set forth in the preceding sentence. Parent, Purchaser and the Company each agree promptly to correct any information provided by it for use in the
Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the Commission and disseminated to holders of Shares, in each case as and to the extent required by applicable securities laws. The Company shall from time to time furnish Purchaser with such additional information, if any, including updated or additional lists of stockholders, mailing labels and lists of securities positions, and other assistance as the Purchaser may reasonably request in order to be able to communicate the Offer to the stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents, Parent, Purchaser and each of their respective affiliates and associates shall hold in confidence the information contained in any of such lists, labels or additional information and, if this Agreement is terminated, shall promptly redeliver to the Company all copies (of whatever nature) of such information then in their possession.

    1.3.  DIRECTORS.

    (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of
(a) the number of directors on the Board of Directors of the Company (after giving effect to the appointment of such directors) and (b) the percentage that such number of Shares so purchased bears to the number of Shares outstanding, and the Company shall, upon request by Purchaser, promptly (i) increase the size of the Board of Directors of the Company to the extent permitted by its Amended and Restated Certificate of Incorporation and By-Laws (and amend the By-Laws, if so required, to increase the size of the Board of Directors to allow for such additional directors); and/or (ii) use reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Purchaser's designees to be elected to the Board of Directors of the Company (and shall hold a Board meeting for such purpose); and (iii) shall cause Purchaser's designees to be so elected. At any time after the execution hereof, at the request of Purchaser, the Company shall promptly take, at its expense, all action necessary to effect any such election, including mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in form and substance reasonably satisfactory to Purchaser and its counsel. Purchaser shall supply the Company and be solely responsible for any information included in the filings with the Commission with respect to themselves and their nominees, officers, directors and affiliates required by said Section 14(f) and Rule 14f-1.

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    (b) Following the election or appointment of Purchaser's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or waiver of any term or condition of this Agreement, any amendment of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company affecting indemnification, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or Parent or waiver or assertion of any of the Company's rights hereunder, and any other consent or action by the Board of Directors with respect to this Agreement, will require the separate concurrence of a majority of the continuing directors of the Company who hold office as of the date of this Agreement or if there are no such continuing directors, then a majority of the directors of the Company then in office who were not designated by Purchaser (the "Disinterested Directors") and such concurrence shall constitute the authorization of the Board of Directors of the Company. The number of Disinterested Directors shall be not less than two. Any person who is a director on the date of this Agreement, but who, in order to carry out the provisions of this Section 1.3, is not a director at the Effective Time, shall be entitled to receive all payments at the time such director resigns as if he or she had been a director as of the Effective Time.

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. At the Effective Time (as defined in Section 2.3), in accordance with this Agreement and the General Corporation Law of the State of Delaware, as amended (the "DELAWARE LAW"), Purchaser shall be merged with and into the Company, the separate existence of Purchaser (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

    2.2 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties, of each of Purchaser and the Company (collectively, the "CONSTITUENT CORPORATIONS"); the Surviving Corporation shall be vested with the rights, privileges, powers and franchises, all properties and assets and all debts due on whatever account, and all other things in action or belonging to, and all and every other interest of, each of the Constituent Corporations; and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, all with the effect set forth in Section 259 of the Delaware Law.

    2.3 CONSUMMATION OF THE MERGER. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article VII, and in no event later than five business days after such satisfaction or waiver, the parties to this Agreement will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as specified in the Certificate of Merger (the "EFFECTIVE TIME").

    2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time so as to read in its entirety in the form set forth as EXHIBIT A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time. The By-Laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation immediately after the Effective Time and the directors of the Company shall submit their resignations at the Effective Time. The directors of Purchaser holding office immediately prior to the Effective Time shall be the directors of the Surviving

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Corporation immediately after the Effective Time. The officers of the Company holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with the Company) of the Surviving Corporation immediately after the Effective Time until such time as their successors shall have been duly appointed.

    2.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder of any of the following securities:

    (a) If Purchaser shall have purchased, pursuant to the Offer, the Maximum Number of Shares, each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.5(d)) shall be canceled, extinguished and converted into the right to receive a number (rounded to the nearest one-millionth of a share) of fully paid and nonassessable, Subordinate Voting Shares of Parent ("PARENT STOCK"), equal to the Exchange Ratio (as defined below).

    (b) If Purchaser shall have purchased, pursuant to the Offer, less than the Maximum Number of Shares (the number of Shares so paid for and purchased in the Offer being referred to herein as the "PURCHASED SHARE NUMBER"), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.5(d) and other than Shares with respect to which the provisions of Section 2.11 are applicable) shall be cancelled, extinguished and converted into the right to receive, (i) cash, in an amount equal to the product of the Cash Proration Factor (as defined below) multiplied by $35.69 and (ii) a number (rounded to the nearest one-millionth of a share) of fully paid and non-assessable shares of Parent Stock equal to the product of (x) 1 minus the Cash Proration Factor multiplied by (y) the Exchange Ratio.

    (c) If the Offer is terminated pursuant to Section 1.1(e), each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.5(d)) shall be canceled, extinguished and converted into the right to receive, (i) cash, in an amount equal to $22.00 and
(ii) .6311 shares of Parent Stock.

    (d) Each Share held in the treasury of the Company and each Share owned by Purchaser, in each case immediately prior to the Effective Time, shall automatically be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

    (e) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted and changed into one validly issued, fully paid and nonassessable share of such capital stock of the Surviving Corporation.

    (f) If prior to the Effective Time, Parent or the Company, as the case may be, should (in the case of Parent, after obtaining the consent required by Section 5.2 hereof; in the case of the Company, after obtaining the consent required by Section 5.1 hereof) split, combine or otherwise reclassify the Parent Stock or the Shares, or pay (or set a record date that is prior to the Effective Time with respect to) a stock dividend or other stock distribution in Parent Stock or the Shares, or otherwise change the Parent Stock or Shares into any other securities, or make any other such stock dividend or distribution with respect to the Parent Stock or the Shares in capital stock of Parent or the Company or of their respective subsidiaries in respect of the Parent Stock or the Shares, respectively, then the Merger Consideration and the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

    (g) Share certificates surrendered for exchange by any person constituting an affiliate of the Company for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing Parent Stock until Parent has received a written agreement from such person as provided in Section 6.14.

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    (h) For purposes of this Agreement, "EXCHANGE RATIO" is equal to 1.6455 shares of Parent Stock per Share. The "CASH PRORATION FACTOR" shall be a fraction, of which (A) the numerator is equal to (x) the Maximum Number minus
(y) the Purchased Share Number, if any, and (B) the denominator is equal to the number of Shares issued and outstanding immediately prior to the Effective Time (excluding Shares to be canceled pursuant to Section 2.5(d) and other than Shares with respect to which the provisions of Section 2.11 are applicable) (the "FINAL OUTSTANDING NUMBER"). The consideration provided for in Sections 2.5(a),
(b), or (c), as applicable, together with the consideration provided for in
Section 2.12, is referred to herein as the "MERGER CONSIDERATION".

    (i) At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist (in the case of the Shares to be cancelled pursuant to Section 2.5(d), without the payment of any consideration therefor), and each certificate (a "CERTIFICATE") formerly representing any of such Shares, other than the Shares to be cancelled pursuant to Section 2.5(d), shall thereafter represent only the right to receive the Merger Consideration.

    2.6 STOCK OPTIONS. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

    (a) adjust the terms of all outstanding employee or director stock options to purchase Shares and any related stock appreciation rights ("COMPANY STOCK OPTIONS") granted under any stock option or stock purchase plan, program or arrangement of the Company (the "STOCK PLANS"), to provide that, at the consummation of the Offer, each Company Stock Option outstanding immediately prior to the consummation of the Offer shall (except to the extent that Parent and the holder of a Company Stock Option otherwise agree prior to the consummation of the Offer or unless the holder of such Company Stock Option shall have elected otherwise by written notice to Parent prior to the date 10 business days prior to the consummation of the Offer) be cancelled in exchange for (A) a cash payment from the Surviving Corporation to be made promptly following the consummation of the Offer (subject to any applicable withholding taxes) equal in value to (1) the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option (the "OPTION SHARES"), multiplied by (y) $22.00, multiplied by (z) the excess of $35.69 over the exercise price per share of Common Stock subject to such Company Stock Option, divided by (2) $35.69, and (B) a number of shares of Parent Stock to be issued promptly following the Effective Time equal to (1) the product of (x) the number of Option Shares, multiplied by (y) 0.6311, multiplied by (z) the excess of $35.69 over the exercise price per share of Common Stock subject to such Company Stock Option, divided by (2) $35.69; PROVIDED, HOWEVER, that if the Offer is terminated pursuant to Section 1.1(e), references to "consummation of the Offer" above shall be deemed replaced by the term "Effective Time." The calculation of the amounts described in (A) and (B) of this Section 2.6(a) may also be expressed with the following formulas:

                                          ($35.69 - Exercise Price)
(A) = (Option Shares) X ($22.00) X                  $35.69

                                          ($35.69 - Exercise Price)
(B) = (Option Shares) X (0.6311) X                  $35.69

    (b) except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation; and

    (c) prior to the expiration date of the Offer (or if the Offer is terminated pursuant to Section 1.1(e), immediately prior to the Effective Time), any restrictions imposed pursuant to any Stock Plan on any shares of Common Stock of the Company (such shares, "COMPANY RESTRICTED STOCK") shall (subject, if the Offer has not been terminated pursuant to Section 1.1(e), to the consummation of the Offer) lapse and each share of Company Restricted Stock shall be subject to the same terms and conditions of this Agreement as the Shares; PROVIDED, HOWEVER, that in the event the Offer is terminated, such restrictions shall be deemed to have not lapsed until immediately prior to the Effective Time.

    (d) To the extent that Parent is not a "FOREIGN PRIVATE ISSUER" within the meaning of Rule 3b-4(c) under the Exchange Act, Parent shall take all steps to cause any acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time will become a director or officer of Parent to become exempt under Rule 16b-3 promulgated under the Exchange Act.

    2.7 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to Shares issued and outstanding immediately prior to the Effective Time and no further transfer of such Shares shall thereafter be made on such stock transfer books. If, after the Effective Time, valid certificates previously representing such Shares are presented to the Surviving Corporation or the Paying Agent (as defined in Section 2.8), they shall be exchanged as provided in Section 2.8.

    2.8 EXCHANGE OF CERTIFICATES. Prior to the Effective Time, Purchaser shall designate a bank or trust company, reasonably satisfactory to the Company, to act as agent (the "PAYING AGENT") for the holders of Shares to receive the funds and certificates necessary to effect the exchange for the Merger Consideration of certificates which, immediately prior to the Effective Time, represented Shares entitled to payment pursuant to Section 2.5(a), 2.5(b) or 2.5(c). As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail a transmittal form (the "LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing such Shares shall pass, only upon proper delivery to the Paying Agent) to each holder of record of certificates theretofore representing such Shares advising such holder of the procedure for surrendering to the Paying Agent such certificates for payment of the Merger Consideration in respect thereof. If any certificate of Parent Stock is to be issued in the name of, or if cash is to be remitted to, a person other than the person in whose name the certificates for Shares surrendered for exchange are registered on the books of the Company, it shall be a condition of the exchange that the certificate so surrendered shall be properly endorsed and the person requesting such exchange shall pay to the Paying Agent all transfer or other taxes required by reason of the issuance of such check in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of certificates theretofore representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. Upon the surrender and exchange of a certificate theretofore representing Shares, together with such Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder shall be entitled to receive a certificate for the number of full shares of Parent Stock and the amount of cash, if any, without interest thereon, to which he or she is entitled hereunder, less only such amount required to be withheld under applicable backup withholding federal income tax regulations, and such certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the Merger Consideration into which the Shares it theretofore represented shall have been converted pursuant to Sections 2.5(a), 2.5(b) or 2.5(c), without interest, and the Surviving Corporation shall not be required to pay the holder thereof the Merger Consideration to which such holder otherwise would be entitled; provided that customary and appropriate certifications and indemnities allowing for payment against lost or destroyed certificates shall be permitted. If any certificates representing any Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    2.9 FUNDING OF PAYING AGENT. Parent or Purchaser shall transmit by wire, or other acceptable means, to the Paying Agent prior to the Effective Time funds required for the cash portion of the exchange of Shares and cancellation of Company Options in accordance with this Agreement. The Paying Agent shall agree to hold such funds in trust and deliver such funds (in the form of checks of the Paying Agent) in accordance with this Section and Section 2.8. Any portion of such funds which has not been paid to holders of the Shares or Options pursuant to Section 2.8 within six months after the Effective Time shall promptly be paid to the party which provided such funds, and thereafter holders of certificates representing the right to receive the cash into which Shares or Options formerly represented by such certificates shall have been converted pursuant to Section 2.5(a), 2.5(b), 2.5(c) or 2.6 who have not theretofore complied with Section 2.8 shall look solely to the Surviving Corporation or the Paying Agent for payment of the amount of cash to which they are entitled pursuant to this Agreement.

    2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, Purchaser and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Offer and the Merger as promptly as possible. If, at any time after the Effective Time, any further actions are necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take, and shall take, all such actions.

    2.11 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, if stockholders of the Company are entitled to appraisal rights under
Section 262 of the Delaware Law, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who
(i) have not voted such Shares in favor of the Merger and (ii) have delivered timely a written demand for appraisal of such Shares in the manner provided in
Section 262 of the Delaware Law shall not be cancelled and converted into the right to receive the Merger Consideration described in Section 2.5(a), 2.5(b) or 2.5(c), unless and until such holder shall have failed to perfect, or effectively shall have withdrawn or lost, such holder's right to appraisal and payment under the Delaware Law. If such holder shall have so failed to perfect, or effectively shall have withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been cancelled and converted as described in Sections 2.5(a), 2.5(b) and 2.5(c), at the Effective Time, and each Share shall represent solely the right to receive the appropriate Merger Consideration. From and after the Effective Time, no stockholder who has demanded appraisal rights as provided in Section 262(d) of the Delaware Law shall be entitled to vote his or her Shares for any purpose or to receive payment of dividends or other distributions with respect to his or her Shares (except dividends and other distributions payable to stockholders of record at a date which is prior to the Effective Time). The Company will give Purchaser prompt notice of all written demands received by the Company for appraisal of Shares.

    2.12.  FRACTIONAL SHARES.

    (a) No certificates or scrip or shares of Parent Stock representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of Certificates and such fractional interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Stock.

    (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger and each holder of Company Stock Options who would otherwise have been entitled pursuant to this Agreement to receive a fraction of a share of Parent Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Stock multiplied by (ii) $21.6875.

    2.13. NO FURTHER OWNERSHIP RIGHTS IN COMMON. From and after the Effective Time, the holders of Shares which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable law. All shares of Parent Stock issued and cash paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

    Parent and Purchaser hereby represent and warrant to the Company as follows:

    3.1. ORGANIZATION AND QUALIFICATION. Parent has been duly incorporated and is validly existing as a corporation and in good standing under the laws of Canada and has full corporate power and authority to own its properties and conduct its business as presently owned and conducted, except where such failure to be so incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined below). Parent is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Purchaser has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the full corporate power and authority to conduct its business as presently conducted, except where such failure to be so incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined below). Purchaser has been formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has no liabilities other than liabilities that, upon merger of Purchaser and the Company, would not result in a breach or violation by the Surviving Corporation of the covenants contained in (i) the Indenture dated as of February 22, 1999, between the Company and The Bank of New York, as Trustee, relating to the 7 3/4% Senior Subordinated Notes Due 2009; (ii) the Indenture dated as of November 20, 1998, between the Company and The Bank of New York, as Trustee, relating to the 8 3/8% Senior Subordinated Notes Due 2008;
(iii) the Indenture dated as of October 8, 1997, between the Company and State Street Bank, as Trustee, relating to the 6% Convertible Senior Subordinated Notes Due 2007, (iv) Participation Agreement, dated as of December 21, 1993 among World Color Press, Inc., General Electric Capital Corporation, State Street Bank and Trust Company of Connecticut, National Association and State Street Bank and Trust Company of California, N.A. and ancillary documents related thereto; (v) Participation Agreement, dated as of July 1, 1998 among World Color Press, Inc., General Electric Capital Corporation, State Street Bank and Trust Company of Connecticut, National Association and State Street Bank and Trust Company of California, N.A. and ancillary documents related thereto; (vi) Master Lease Agreement, dated as of May 11, 1998 by and between BancBoston Leasing Inc. and World Color Press, Inc., and ancillary documents related thereto; or (vii) Chattel Leasing Loan and Security Agreement, dated as of December 20, 1994, by and among World Color

Press, Inc., the lenders named on the signature pages thereto and such other lenders that may become parties thereto, and BancBoston Leasing Inc., and ancillary documents related thereto. The copies of the Articles of Amalgamation of the Parent, dated January 1, 1990, as amended, the Certificate of Incorporation of the Purchaser, and the By-Laws of each of Parent and the Purchaser previously delivered to the Company are true, correct and complete as of the date hereof. When used in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, other than any such effect attributable to or resulting from (i) the public announcement or consummation of the transactions contemplated by this Agreement including, without limitation, the loss of customers or employees resulting therefrom (ii) any change in general economic conditions, financial market conditions or in conditions affecting Parent's industry generally, (iii) any act or omission of Parent or any of its subsidiaries taken with the prior consent of the Company pursuant to Section 5.2 or (iv) actions taken by Parent or any of its subsidiaries at the specific request of the Company.

    3.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Purchaser, and no other corporate proceedings (other than such consents which have already been obtained) on the part of Parent or Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes a valid and binding obligation of each such company, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights generally or by equitable principles. None of Parent or Purchaser is subject to or obligated under any provision of (a) its respective Certificate of Incorporation or By-Laws, (b) any contract, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries assets could be created by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than consent requirements that have already been satisfied and, in the cases of clauses (b), (c) and (d), any such breaches or violations which will not, individually or in the aggregate, have a Material Adverse Effect. Other than in connection with or in compliance with the provisions of the Delaware Law, the Exchange Act, the securities or blue-sky laws of the various states of the United States and the provinces of Canada and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "H-S-R ACT"), no authorization, consent or approval of or filing with, any public body, court or authority is necessary on the part of Parent or Purchaser for the consummation by Parent and Purchaser of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Purchaser or on the ability of Parent or Purchaser to perform their respective obligations hereunder.

    3.3. FINANCING ARRANGEMENTS. Purchaser shall have funds available to it on the Expiration Date sufficient to purchase the Shares and enable the Surviving Corporation to pay all amounts payable in consideration of the cancellation of the Company Stock Options in accordance with the terms of this Agreement and the refinancing of all indebtedness of the Company and its subsidiaries required to be refinanced in connection with the transactions contemplated by this Agreement.

    3.4. OWNERSHIP OF SHARES. As of the date hereof, none of Parent, Purchaser or any of their subsidiaries owns (beneficially or otherwise) any Shares (except for Shares that may be held in any of their pension or employee benefit plans).

    3.5. SUBSIDIARIES. Each material subsidiary of Parent has been duly incorporated or organized and is validly existing as a corporation or other legal entity and is in good standing in its respective jurisdiction of organization and has full corporate or organizational power and authority to own its properties and conduct its businesses as presently owned and conducted, except where such failure to be so incorporated or organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each material subsidiary of Parent is duly qualified as a foreign corporation or other legal entity and in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary except where the failure to be so qualified, would not reasonably be expected to have a Material Adverse Effect.

    3.6.  CAPITALIZATION.

    (a) As of July 8, 1999, the authorized equity capitalization of Parent consists of an unlimited number of Multiple Voting Shares, no par value, of which 62,984,552 are outstanding, an unlimited number of Subordinate Voting Shares, no par value, of which 59,603,587 are outstanding and an unlimited number of preferred shares, of which 12,000,000 are outstanding. All of the outstanding shares of Parent's capital stock are validly issued, fully paid and nonassessable. The aggregate number of outstanding awards of shares of Parent Stock that have been issued pursuant to Parent's stock option plans as of July 8, 1999 is 2,568,613.

    (b) Except as described in paragraph (a) above, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of Parent or of any of its subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Parent or any of its subsidiaries. The holders of the outstanding Subordinate Voting Shares are not entitled to any preemptive or other similar rights.

    3.7. COMMISSION FILINGS. Parent has made available to the Company copies of Parent's (i) Annual Reports on Form 40-F for the fiscal years ended December 31, 1997 and 1998, (ii) Parent's Current Reports on Form 6-K for 1999, (iii) proxy statements relating to Parent's meetings of stockholders (whether annual or special) during the years 1997 through 1999, inclusive, and (iv) filings under the Securities Act of 1933, as amended (the "SECURITIES ACT"), since January 1, 1997, in each case as filed with the Commission. Since January 1, 1997, Parent has filed all reports, registration statements and other documents required to be filed under the Exchange Act and the rules and regulations thereunder, and all such reports, registration statements and other documents complied (except to the extent revised or superseded by a subsequent public filing with the Commission prior to the date hereof), in all material respects, with the requirements of the Exchange Act, such compliance to be determined, to the extent applicable, in accordance with the standards applied to Parent Reports in the following two sentences. As of their respective dates, Parent's Annual Report for 1998, Parent's Current Reports on Form 6-K with respect to events which occurred in 1999 and Parent's 1999 Proxy Statement (together, the "PARENT REPORTS") (except to the extent revised or superseded by a subsequent public filing with the Commission prior to the date hereof) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in the reports referred to in clauses (i) and (ii) of the first sentence of this paragraph have been prepared in accordance with Canadian generally accepted accounting principles ("CANADIAN GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (except to the extent revised or superseded by financial statements included in a subsequent public filing with the Commission prior to the date hereof) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein, and the fact that the interim financial statements were prepared in accordance with the rules and regulations of the Commission and, therefore, certain information required by Canadian GAAP may have been omitted. Except as set forth in Parent Reports, since March 31, 1999,
(i) there has not been a Material Adverse Effect, and (ii) except as permitted by this Agreement, there has been (1) no declaration, setting aside or payment of any dividend or other distribution by Parent in respect of Parent Stock, and
(2) no material change in the accounting principles as reflected in the first footnote of the audited financial statements of Parent for the fiscal year ending December 31, 1998.

    3.8. LITIGATION. Except as disclosed in the Parent Reports, there are no claims, actions, proceedings, or investigations pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of their officers or directors (in their capacity as such) before any court or governmental or regulatory authority or body which would reasonably be expected to result in a Material Adverse Effect and neither Parent nor any of its subsidiaries or any of their officers or directors (in their capacity as such) are subject to any writs, injunctions or decrees which would reasonably be expected to result in a Material Adverse Effect.

    3.9. EMPLOYEES AND LABOR. Except as disclosed in Parent Reports, there is no pending or, to the knowledge of Parent or any subsidiary, threatened, dispute between Parent or any subsidiary and their present or past employees other than such disputes as do not or would not reasonably be expected to result in a Material Adverse Effect.

    3.10. TAXES AND TAX RETURNS. Except for such failures to file or pay as would not reasonably be expected to result in a Material Adverse Effect or as disclosed in Parent Reports, Parent and each of its subsidiaries have timely filed all tax returns, declarations and information statements that they are required to file and have timely paid all taxes shown thereon except to the extent that such taxes are being contested in good faith. Parent's consolidated liability for taxes is adequately provided for by reserves except for any failure to provide reserves that would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, the term "TAXES" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, capital, franchise, sales, gross receipts, occupation, use, severance, real and personal property, employment, excise, goods and services, stamp, impost, governmental fees, environmental, transfer, duties and all other charges, as well as penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, provincial, local, foreign or other.

    3.11.  EMPLOYEE BENEFIT PLANS.

    (a) No liability under Title IV of ERISA or under sections 82-86 of the Ontario Pension Benefits Act (the "PBA") and related regulation under that Act has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, other than liability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring a liability under such Title or such provisions of the PBA, other than liability for premium payments to the Pension Benefit Guaranty Corporation or Pension Benefits Guarantee Fund assessments and contributions in the ordinary course of business, which premiums, assessments or contributions have been or will be paid when due, and other than liability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    (b) Neither Parent nor any Parent ERISA Affiliate, nor any of the Parent Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in any prohibited transactions (within the meaning of Section 406 of ERISA and Section 4975 of the Code) or engaged in any transactions prohibited by any applicable Canadian federal or provincial pension benefits standards legislation or by the Income Tax Act (Canada) (the "ITA") with respect to any Parent Plan registered under such legislation in connection with which Parent or any Parent ERISA Affiliate could, either directly or indirectly, incur any liability (or liabilities) that either individually or the aggregate would reasonably be expected to have a Material Adverse Effect. The term "PARENT PLAN" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or by any trade or business, whether or not incorporated, that together with Parent would be deemed a "single employer" with Parent under Section 414 of the Code (a "PARENT ERISA AFFILIATE") for the benefit of any employee or director or former employee or former director of Parent or any Parent ERISA Affiliate.

    (c) There has been no change in either the financial position or funded status of the Parent Plans that are subject to Title IV of ERISA or applicable Canadian federal or provincial pension benefits standards legislation since the date of the information relating to the financial position and funded status of such plans contained in the most recent Parent Form 40-F filed with the SEC or actuarial reports filed with applicable regulatory authorities under Canadian federal or provincial pension benefits standards legislation, other than such changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (d) To the knowledge of the Parent, each of the Parent Plans that is intended to satisfy the requirements of Section 125, 401(a) or 501(c)(9) of the Code satisfies such requirements except where the failure to do so would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each of the Parent Plans has been operated and administered in compliance with its terms and applicable laws, including but not limited to ERISA, the Code, the ITA and applicable Canadian federal or provincial pension benefits standards legislation, except where the failure to do so would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    (e) With respect to any Parent Plan that is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, the aggregate withdrawal liability that Parent and the Parent ERISA Affiliates would incur if Parent and the Parent ERISA Affiliates incurred a complete withdrawal under each such plan on the date hereof would not reasonably be expected to have a Material Adverse Effect.

    (f) There are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or anticipated (other than routine claims for benefits) against any Parent Plan, the assets of any Parent Plan or against Parent or any Parent ERISA Affiliate with respect to any Parent Plan that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    (g) The consummation of the transactions contemplated by this Agreement will not, by the terms of any Parent Plan, result in, and is not, under the terms of any Parent Plan, a precondition to, (i) any current or former employee or director of Parent or any Parent ERISA Affiliate becoming entitled to severance pay, unemployment compensation or any similar payment, or (ii) any acceleration in the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) the renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

    (h) Any payment of surplus out of any Parent Plan and any contribution holidays taken by the Parent or any of its subsidiaries under any Parent Plan were authorized under the terms of the Parent

Plan and under applicable law, except any such payments or contribution holidays which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    3.12. COMPLIANCE WITH LAWS. Except as disclosed in Parent Reports, Parent and its subsidiaries are in compliance in all material respects with all laws, regulations, rules, orders, policies, guidelines and other requirements of all governmental authorities applicable to their businesses in effect as of the date hereof except where the failure to do so would not individually or in the aggregate be reasonably be expected to have a Material Adverse Effect. Parent and its subsidiaries each hold or have filed in a timely manner applications or renewals for all permits, licenses, certificates, grants or other authorizations of foreign, federal, state and local governmental agencies (being collectively referred to herein as "AUTHORIZATIONS") required for the conduct of its business as now conducted, and are in compliance with all provisions and conditions thereof, except for those Authorizations or any such noncompliance which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Such Authorizations constitute all Authorizations required to permit Parent and its subsidiaries to conduct their business in all material respects in the manner so conducted from and after the Effective Time except for such Authorizations the lack of which would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of Parent, there is no reasonable ground to believe that any of the foregoing Authorizations will not, in the ordinary course be renewable upon their expiration except for those Authorizations for which the failure to renew would not reasonably be expected to result in a Material Adverse Effect. Anything in this Section 3.12 notwithstanding, it is understood and agreed that the foregoing shall not be deemed inaccurate by reason of the ordinary expiration of Authorizations, the renewal of which is expected to be obtained in the ordinary course or for which the failure to renew would not reasonably be expected to result in a Material Adverse Effect.

    3.13.  ENVIRONMENTAL MATTERS.

    (a) Parent and its subsidiaries are in compliance with all applicable Environmental Laws, except as otherwise disclosed in Parent Reports and except for noncompliance, which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

    (b) Except as disclosed in Parent Reports, to the knowledge of Parent: (i) there have been no Releases of Hazardous Material in, on, under or affecting the properties or any surrounding site that Parent or its subsidiaries have operated or owned and (ii) neither Parent nor any of its subsidiaries has disposed of any Hazardous Material or any substance in a manner that has led, or would reasonably be anticipated to lead, to a Release except in each case under clause
(i) or (ii) for those which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and except in each case for Releases made in compliance in all material respects with Environmental Laws. Except as disclosed in Parent Reports, neither Parent nor any of its subsidiaries or, to Parent's knowledge, any predecessors thereof, has received any notice that it is a "POTENTIALLY RESPONSIBLE PARTY" under any Environmental Law, except for any notice the basis of which has been determined and Parent's liability, if any, has been paid or provided for in the financial statements included as part of Parent Reports and except for any notice concerning a liability whose amount, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect.

    (c) For purposes of this Agreement:

        (1) "ENVIRONMENTAL LAW" means any applicable law in effect as of the date hereof regulating or prohibiting Releases of Hazardous Material into any part of the environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C.
    (S) 7401
    et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 7401 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq., the Oil Pollution Act (33 U.S.C. (S) 2701 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300 (et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Canadian Environmental Protection Act (R.S.C. 1985, c. 16), the Transportation of Dangerous Goods Act (Canada) (S.C. 1992, c. 34), the Dangerous Goods Transportation Act (Ontario) (R.S.O. 1990, c. D.1), the Environmental Protection Act (Ontario) (R.S.O. 1990, c. E.19), the Occupational Health and Safety Act (Ontario) (R.S.O. 1990, c. O.1), the Ontario Water Resources Act (R.S.O. 1990, c. O.40), the Environment Quality Act (Quebec) (R.S.Q., c. Q-2) and the Transportation of Dangerous Substances Regulation (Quebec) (R.R.Q. 1981, c. C-24.2, Reg 4.2) and the regulations promulgated pursuant thereto, and any such applicable federal, provincial, state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been amended or supplemented through the Effective Time;

        (2) "HAZARDOUS MATERIAL" means any substance, pollutant, material or waste which is regulated by Environmental Law, including, without limitation, coal tar, asbestos, polychlorinated biphenyls, petroleum, and any material or substance which is defined as a "HAZARDOUS WASTE," "HAZARDOUS MATERIAL," "HAZARDOUS SUBSTANCE," "HAZARDOUS AIR POLLUTANT," "EXTREMELY HAZARDOUS SUBSTANCE" or "RESTRICTED HAZARDOUS WASTE," "CONTAMINANT," "POLLUTANT," "TOXIC WASTE" or "TOXIC SUBSTANCE" under any provision of Environmental Law; and

        (3) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration in or into the indoor or outdoor environment (whether on site or off site), or in, into or out of any property owned, operated or leased by the applicable party or its subsidiaries or predecessors thereof.

    3.14. INTELLECTUAL PROPERTY. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in Parent Reports filed and publicly available prior to the date of this Agreement: (a) Parent and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Parent and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Parent or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Parent, no person is challenging, infringing on or otherwise violating any right of Parent or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Parent or its subsidiaries; and (d) neither Parent nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Parent and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Parent or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; proprietary writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

    3.15. YEAR 2000. To the knowledge of Parent, the software, operations, systems and processes (including, to the knowledge of Parent, software, operations, systems and processes obtained from third parties) which, in whole or in part, are used, operated, relied upon, or integral to, Parent's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant (as hereinafter defined), to the extent that and except as disclosed in Parent Reports filed and publicly available prior to the date of this Agreement or where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

    3.16. NO STOCKHOLDER VOTE REQUIRED. Except as may be required by the rules of the New York Stock Exchange, Inc. (the "NYSE"), the Montreal Exchange ("ME") or the Toronto Stock Exchange ("TSE"), no vote of the stockholders of Parent is required to approve this Agreement and the transactions contemplated hereby. To the extent that any such vote is required, the vote of Quebecor Inc. will be sufficient to approve the transaction at a properly called meeting of the stockholders of Parent.

    3.17. PARENT CONSENTS. Parent has received all consents required under the Shareholders Agreement between Quebecor Inc. and Caisse de Depot et placement du Quebec and Parent's By-laws to Parent's entering into this Agreement and the consummation of the transactions contemplated hereby.

    3.18. SUBSCRIPTION RIGHTS. Parent has received confirmation that none of the subscription rights attaching to its Multiple Voting Shares would be exercised by the holders thereof in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Purchaser that:

    4.1. ORGANIZATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently owned and conducted except where such failure to be so incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company previously delivered to Purchaser are true, correct and complete as of the date hereof. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than any such effect attributable to or resulting from (i) the public announcement or consummation of the transactions contemplated by this Agreement including, without limitation, the loss of customers or employees resulting therefrom, (ii) any change in general economic conditions, financial market conditions or in conditions affecting the Company's industry generally, (iii) any act or omission of the Company or any of its subsidiaries taken with the prior consent of Purchaser pursuant to Section 5.1 or (iv) actions taken by the Company at the specific request of Purchaser or Parent.

    4.2. SUBSIDIARIES. The Company has listed all subsidiaries required to be so listed on Exhibit 21 ("EXHIBIT 21") to the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The Company has listed all of its material subsidiaries (the "MATERIAL SUBSIDIARIES"), including the subsidiaries required to be listed on Exhibit 21, on Section 4.2 of the Company Disclosure Schedule, and each such subsidiary has been duly incorporated or organized and is validly existing as a corporation or other legal entity and is in good standing in its respective jurisdiction of organization and has full corporate or organizational power and authority to own its properties and conduct its businesses as presently owned and conducted, except where such failure to be so incorporated or organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Material Subsidiary is duly qualified as a foreign corporation or other legal entity and in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The copies of the Certificate of Incorporation and By-Laws or comparable organizational documents of each Material Subsidiary that is not wholly owned by the Company has been previously delivered to Purchaser and are true, correct and complete as of the date hereof.

    4.3.  CAPITALIZATION.

    (a) As of July 8, 1999, the authorized equity capitalization of the Company consists of 100,000,000 Shares, par value $.01 per share, of which 37,981,422 are outstanding (including 330,285 shares of Company Restricted Stock), and 50,000,000 shares of preferred stock, par value $.01 per share, of which none are outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid (except for the unvested portion of Company Restricted Stock) and nonassessable. The aggregate number of Shares covered by outstanding Company Stock Options that have been issued pursuant to the Company's Stock Option Plans as of July 8, 1999 is 4,798,818. As of July 8, 1999, the Company has granted stock awards totaling 337,500 under the Company's Restricted Stock Plan. The Company has reserved 3,660,477 Shares for issuance upon conversion of the 6% Convertible Senior Subordinated Notes.

    (b) Except as described in paragraph (a) above, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of the Company or of any of its subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries. The holders of the outstanding Shares are not entitled to any preemptive or other similar rights. Upon consummation of the Merger in accordance with the terms of this Agreement, Purchaser will own the entire equity interest in the Company, and there will be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of the Company or any of its subsidiaries other than such rights, options, warrants, conversion privileges or other agreements, arrangements or commitments, that are the result of actions taken or caused to be taken by or on behalf of Purchaser.

    4.4. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to adoption of this Agreement by its stockholders as set forth in Section 6.1, to perform its obligations hereunder and thereunder. Assuming the accuracy of Purchaser's representation as to the ownership of Shares and that no pension or employee benefit plan of any of Parent, Purchaser or any of their subsidiaries owns (beneficially or otherwise) any Shares, the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Stock Option Agreement have been duly authorized by the Board of Directors of the Company prior to Parent or Purchaser becoming an "INTERESTED STOCKHOLDER" as defined in Section 203 of the Delaware Law; and, except for adoption of this Agreement by its stockholders as set forth in Section 6.1, no other corporate proceedings on the part of the Company are necessary to authorize or consummate this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has approved Purchaser and or any other direct or indirect wholly owned subsidiary of Parent which would be able to make the representations and warranties in Article III applicable to Purchaser to which Parent may assign its rights hereunder becoming "INTERESTED STOCKHOLDERS" as defined in Section 203 of the Delaware Law pursuant to the terms of this Agreement. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights' generally or by equitable principles. Except as set forth in
SECTION 4.4 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to or obligated under any provision of (a) its certificate or articles of incorporation or by-laws, (b) any contract, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets could be created by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than, in the case of clauses (b), (c) and (d), any such breaches, violations, rights or encumbrances which will not, and would not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect. Other than in connection with or in compliance with the provisions of the Delaware Law, the Exchange Act, the securities or blue-sky laws of the various states of the United States and the H-S-R Act, and except as set forth in
SECTION 4.4 of the Company Disclosure Schedule, no authorization (other than such Authorizations that are the subject of Section 4.11), consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than any authorization, consent or approval the failure to obtain, or any filing the failure to perform, would not reasonably be expected to have a Material Adverse Effect.

    4.5. COMMISSION FILINGS. The Company has made available to Purchaser copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 27, 1997 and 1998, (ii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, (iii) proxy statements relating to the Company's meetings of stockholders (whether annual or special) during the years 1997 through 1999, inclusive, and (iv) filings under the Securities Act, since January 1, 1997, in each case as filed with the Commission. Except as set forth in SECTION 4.5 of the Company Disclosure Schedule, since January 1, 1997, the Company has filed all reports, registration statements and other documents required to be filed under the Exchange Act and the rules and regulations thereunder, and all such reports, registration statements and other documents complied (except to the extent revised or superseded by a subsequent filing with the Commission prior to the date hereof), in all material respects, with the requirements of the Exchange Act, such compliance to be determined, to the extent applicable, in accordance with the standards applied to the Company Reports in the following two sentences. As of their respective dates, the Company's Annual Report on Form 10-K for 1998, the Company's Quarterly Reports on Form 10-Q in 1999, the Company's Current Reports on Form 8-K with respect to events which occurred in 1999 and the Company's 1999 Proxy Statement (together, the "COMPANY REPORTS") (except to the extent revised or superseded by a subsequent filing with the Commission prior to the date hereof) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in the reports referred to in clauses (i) and (ii) of the first sentence of this paragraph have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (except to the extent revised or superseded by financial statements included in a subsequent filing with the Commission prior to the date hereof) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein, and the fact that the interim financial statements were prepared in accordance with the rules and regulations of the Commission and, therefore, certain information required by U.S. GAAP may have been omitted. Except as set forth in SECTION 4.5 of the Company Disclosure Schedule, or in the Company Reports, since March 31, 1999,
(i) there has not been a Material Adverse Effect, and (ii) except as permitted by this Agreement, there has been (1) no declaration, setting aside or payment of any dividend or other distribution by the Company in respect of the Company's Common Stock, and (2) no material change in the accounting principles as reflected in the first footnote of the audited financial statements of the Company for the fiscal year ending December 27, 1998.

    4.6.  LITIGATION.  Except as disclosed in the Company Reports or in Section
4.6 of the Company Disclosure Schedule, there are no claims, actions, proceedings, or investigations pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries or any of their officers or directors (in their capacity as such) before any court or governmental or regulatory authority or body which would reasonably be expected to result in a Material Adverse Effect and neither the Company nor any of its subsidiaries or any of their officers or directors (in their capacity as such) are subject to any writs, injunctions or decrees which would reasonably be expected to result in a Material Adverse Effect.

    4.7.  EMPLOYEES AND LABOR.

    (a) Except as disclosed in the Company Reports or in Section 4.7 of the Company Disclosure Schedule, there is no pending or, to the knowledge of the Company or any subsidiary, threatened, dispute between the Company or any subsidiary and their present or past employees other than such disputes as do not or would not reasonably be expected to result in a Material Adverse Effect.

    (b) Except as disclosed in the Company Reports or set forth in Section 4.7 of the Company Disclosure Schedule, there are no written employment, consulting or severance agreements between the Company or any of its subsidiaries on the one hand, and any director or officer or, to the knowledge of any Group A Executive (as defined in the Company Disclosure Schedule) after due inquiry, other employee of the Company, on the other hand, which obligate the Company to pay to any director, officer or employee more than $200,000 per annum or $1,000,000 in the aggregate per agreement and which require more than six months notice for termination.

    4.8. TAXES AND TAX RETURNS. Except for such failures to file or pay as would not reasonably be expected to result in a Material Adverse Effect or as disclosed in the Company Reports, the Company and each of its subsidiaries have timely filed all tax returns, declarations and information statements that they are required to file and have timely paid all taxes shown thereon except to the extent that such taxes are being contested in good faith. The Company's consolidated liability for taxes is adequately provided for by reserves except for any failure to provide reserves that would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, the term "TAXES" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, capital, franchise, sales, gross receipts, occupation, use, severance, real and personal property, employment, excise, goods and services, stamp, impost, governmental fees, environmental, transfer, duties and all other charges, as well as penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, provincial, local, foreign or other.

    4.9.  EMPLOYEE BENEFIT PLANS.

    (a) With respect to each of the material Company Plans (as hereinafter defined), the Company has made available within 10 business days of the date hereof to Parent true and complete copies of each of the following documents:
(i) the Company Plan and related documents (including all amendments thereto);
(ii) the most recent annual report, financial statement, and actuarial report, if any; (iii) the most recent summary plan description, together with each summary of material modifications, if any, required under ERISA with respect to such Company Plan; and (iv) the most recent determination letter, if any, received from the IRS with respect to each Company Plan that is intended to be tax-qualified under the Code. The term "Company Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" with the Company under Section 414 of the Code (a "COMPANY ERISA AFFILIATE") for the benefit of any employee or director or former employee or former director of the Company or any Company ERISA Affiliate.

    (b) No liability under Title IV of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, other than a liability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation and contributions in the ordinary course of business, which premiums have been or will be paid when due, and other than a liability that, individually or in the aggregate, would not reasonably be expected have a Material Adverse Effect.

    (c) Neither the Company nor any Company ERISA Affiliate, nor any of the Company Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in any prohibited transactions (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which the Company or any Company ERISA Affiliate could, either directly or indirectly, incur any liability (or liabilities) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

    (d) There has been no change in either the financial position or funded status of the Company Plans that are subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of such plans contained in the most recent Company Form 10-K filed with the SEC, other than such changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (e) To the knowledge of the Company, each of the Company Plans that is intended to satisfy the requirements of Section 125, 401(a) or 501(c)(9) of the Code satisfies such requirements except where the failure to do so would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each of the Company Plans has been operated and administered in compliance with its terms and applicable laws, including but not limited to ERISA and the Code, except where the failure to do so would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    (f) With respect to any Company Plan that is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, the aggregate withdrawal liability that the Company ERISA Affiliates would incur if the Company and the Company ERISA Affiliates incurred a complete withdrawal under each such plan on the date hereof would not reasonably be expected to have a Material Adverse Effect.

    (g) There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Plan, the assets of any Company Plan or against the Company or any Company ERISA Affiliate with respect to any Company Plan that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    (h) Except as set forth in Section 4.9 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, by the terms of any Company Plan, result in, and is not, by the terms of any Company Plan, a precondition to (i) any current or former employee or director of the Company or any Company ERISA Affiliate becoming entitled to severance pay, unemployment compensation or any similar payment, or (ii) any acceleration in the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) the renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

    4.10. STOCKHOLDER VOTE REQUIRED. Under the Delaware Law and the Company's Amended and Restated Certificate of Incorporation and By-Laws, the Company's stockholders are required to adopt this Agreement in accordance with the terms of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares at a meeting called for such purpose.

    4.11. COMPLIANCE WITH LAWS. The Company and its subsidiaries are in compliance in all material respects with all laws, regulations, rules, orders, policies, guidelines and other requirements of all governmental authorities applicable to their businesses in effect as of the date hereof except where the failure to do so would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries each hold or have filed in a timely manner applications or renewals for all Authorizations) required for the conduct of its business as now conducted, and are in compliance with all provisions and conditions thereof, except for those Authorizations or any such noncompliance which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect). Such Authorizations constitute all Authorizations required to permit the Company and its subsidiaries to operate the businesses of the Principal Properties or conduct their business in all material respects in the manner so conducted from and after the Effective Time except for such Authorizations the lack of which would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no reasonable ground to believe that any of the foregoing Authorizations will not, in the ordinary course, be renewable upon their expiration except for those Authorizations, for which the failure to renew would not reasonably be expected to result in a Material Adverse Effect. Anything in this Section 4.11 notwithstanding, it is understood and agreed that the foregoing shall not be deemed inaccurate by reason of the ordinary expiration of Authorizations, the renewal of which is expected to be obtained in the ordinary course or for which the failure to renew would not reasonably be expected to result in a Material Adverse Effect.

    4.12.  PROPERTIES.

    (a) For purposes of this Agreement "PRINCIPAL PROPERTIES" means all of the properties listed in SECTION 4.12 of the Company Disclosure Schedule and each reference to real property includes the improvements thereon.

    (b) SECTION 4.12 of the Company Disclosure Schedule sets forth the general location and size of each of the Principal Properties. Except as set forth in
SECTION 4.12 of the Company Disclosure Schedule, the Company and its subsidiaries, as applicable, hold rights to or interests in each of the Principal Properties, either in fee simple or under valid, subsisting and enforceable leases, as the case may be, together with any easements, rights-of-way or other surface access rights, necessary for the current operation of each of the Principal Properties, except for any rights or interests the absence of which would not be reasonably expected to result in a Material Adverse Effect. Except as set forth in

SECTION 4.12 of the Company Disclosure Schedule, each Principal Property is held free and clear of all liens and encumbrances which would not reasonably be expected to have a Material Adverse Effect.

    4.13.  ENVIRONMENTAL MATTERS.

    (a) The Company and its subsidiaries are in compliance with all applicable Environmental Laws, except as otherwise disclosed in the Company Reports and except for noncompliance, which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

    (b) Except as disclosed in the Company Reports or as set forth in SECTION
4.13 of the Company Disclosure Schedule, to the knowledge of the Company, (i) there have been no Releases of Hazardous Material in, on, under or affecting the properties or any surrounding site that the Company or its subsidiaries have operated or owned and (ii) neither the Company nor any of its subsidiaries has disposed of any Hazardous Material or any substance in a manner that has led, or would reasonably be anticipated to lead, to a Release, except in each case under clause (i) or (ii) for those which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and except in each case for Releases made in compliance in all material respects with Environmental Laws. Except as disclosed in the Company Reports or in SECTION
4.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries or, to the Company's knowledge, any predecessors thereof, has received any notice that it is a "POTENTIALLY RESPONSIBLE PARTY" under any Environmental Law, except for any notice the basis of which has been determined and the Company's liability, if any, has been paid or provided for in the financial statements included as part of the Company Reports and except for a notice concerning a liability whose amount, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect.

    4.14. INTELLECTUAL PROPERTY. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Company Reports filed and publicly available prior to the date of this Agreement or in Section 4.14 of the Company Disclosure Schedule: (a) the Company and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries; and (d) neither the Company nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

    4.15. INSURANCE. Except as set forth in Section 4.15 of the Company Disclosure Schedule, all material insurance policies maintained by the Company or its subsidiaries are in full force and effect and, to the Company's knowledge, are not currently terminable, and the consummation of the transactions contemplated by this Agreement would not be expected to give rise to a right of termination, on the part of the insurance carriers, other than those policies the absence or termination of which would not reasonably be expected to have a Material Adverse Effect. In the judgment of the Company, such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which the Company and its subsidiaries are normally exposed, or to which they reasonably could be expected to be exposed, in the operation of their business.

    4.16. YEAR 2000. To the knowledge of the Company, the software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant (as hereinafter defined), to the extent that and except as disclosed in the Company Reports filed and publicly available prior to the date of this Agreement or where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    5.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, prior to the Effective Time, unless Purchaser shall otherwise agree in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement (including
Section 5.1 of the Company Disclosure Schedule and Section 6.11 of the Company Disclosure Schedule):

    (a) The Company shall use reasonable efforts to conduct the businesses and affairs of the Company and its subsidiaries only in the ordinary course of business and consistent with past practice;

    (b) except as set forth in Section 5.1 of the Company Disclosure Schedule and except in connection with the adoption by the Company of a shareholder rights plan that would not be applicable to, or adversely affect the transactions contemplated hereby among the parties to this Agreement, neither the Company nor any of its subsidiaries shall: (i) issue (except pursuant to employee and non-employee director stock options outstanding on the date hereof) sell, pledge, dispose of or encumber (or permit any of its subsidiaries to issue, sell, pledge, dispose of or encumber): (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any capital stock of the Company or any of its subsidiaries, or
(B) any material assets of the Company or any of its subsidiaries except in the ordinary course of business; (ii) amend or propose to amend the certificate or articles of incorporation or bylaws or similar governing instruments of the Company or any of its subsidiaries; (iii) split, combine or reclassify any outstanding Shares, or declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to the Shares; (iv) redeem, purchase or acquire, or offer to acquire (or permit any of its subsidiaries to redeem, purchase or acquire or offer to acquire) any Shares or other securities of the Company; or (v) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(b);

    (c) neither the Company nor any of its subsidiaries shall (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or material assets thereof for aggregate consideration for all such acquisitions in excess of $25,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; or (iii) enter into or materially modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) except as set forth in Section 5.1 of the Company Disclosure Schedule, or in the ordinary course of business in accordance with past practice, neither the Company nor any of its subsidiaries shall enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers, directors or employees;

    (e) except as set forth in Section 5.1 of the Company Disclosure Schedule, or contemplated by this Agreement (including Section 2.6(a)), neither the Company nor any of its subsidiaries shall adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any officer, director or employee, other than (i) in the ordinary course of business consistent with past practice for the benefit or welfare of any employee, (ii) for the purpose of accelerating the vesting of restricted stock and stock options, (iii) to the extent required by law or (iv) with respect to new hires or promotions in the ordinary course of business;

    (f) the Company shall use reasonable efforts (i) to cause its current insurance (or reinsurance) policies not to be cancelled or terminated; and (ii) to not permit any of the coverage thereunder to lapse, in any such case unless prior to or promptly after such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing;

    (g) the Company shall use reasonable efforts, and cause each of its subsidiaries to use reasonable efforts, to keep substantially intact their respective business organizations and good will, keep available the services of their officers and employees as a group and maintain their present relationships with suppliers and customers and others having business relationships with them; and

    (h) the Company shall make no awards of restricted stock or grants of options.

    5.2. CERTAIN ACTIONS BY PARENT PENDING THE MERGER. Parent covenants and agrees that prior to the Effective Time, unless the Company shall otherwise agree in writing (which consent shall not be unreasonably withheld prior to the consummation of the Offer), Parent shall not (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except that Parent may continue the declaration and payment of regular quarterly cash dividends (with usual record and payment dates and in accordance with its past dividend policy), (B) split, combine or reclassify or otherwise alter the Parent Stock or any other class of Parent's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of Parent Stock or any other class of Parent's capital stock or other securities convertible into or exchangeable for such shares, and (ii) authorize for issuance, issue, deliver or sell for below market value any shares of Parent Stock or any other class of Parent's capital stock, other than non-voting preferred stock, or other securities convertible into or exchangeable for such shares (except upon (x) the conversion of Multiple Voting Shares, (y) the grant of options issued in the ordinary course of business pursuant to the existing stock option plans of Parent, or (z) the exercise of stock options).

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1. ACTION OF COMPANY STOCKHOLDERS. The Company shall take all action necessary in accordance with and subject to applicable law and its Amended and Restated Certificate of Incorporation and By-Laws to convene a meeting of its stockholders promptly after the consummation of the Offer (or if the Offer has been terminated pursuant to Section 1.1(e), as promptly as practicable) to consider and vote upon this Agreement. The Company shall use all reasonable efforts to obtain the necessary adoption of this Agreement by the stockholders of the Company, subject to the exercise of fiduciary duties by the Board of Directors under applicable law. At any such meeting, Purchaser and Parent shall vote or cause to be voted all of the Shares then owned by them and their subsidiaries in favor of adoption of this Agreement and the Company shall vote or cause to be voted all Shares with respect to which proxies in the form distributed by the Company have been given, and not voted against the adoption of this Agreement, in favor of adoption of this Agreement. Between the date of consummation, if any, of the Offer and the date of the Company stockholders meeting referred to above, Parent and Purchaser shall not sell, transfer, dispose of or encumber in any manner or otherwise subject to any voting or other agreement with any party any of the Shares purchased in the Offer or any voting rights with respect thereto. Between the date hereof and the Effective Time, neither Parent nor any of its subsidiaries shall acquire, or agree to acquire, whether in the open market or otherwise, any rights in any securities of the Company other than pursuant to the Offer or the Merger.

    6.2. COMPANY PROXY STATEMENT. The Company shall file with the Commission under the Exchange Act within 20 business days from the date hereof, and shall use all reasonable efforts to have cleared by the Commission, in each case at the earliest practicable date, a proxy statement (the "COMPANY PROXY STATEMENT"), with respect to the adoption by the Company's stockholders of this Agreement in form and substance reasonably satisfactory to Purchaser and its counsel. The Company shall use its reasonable best efforts to include the Company Proxy Statement in the Form F-4 (as defined in Section 6.3). Parent, Purchaser and the Company will cooperate with each other in the preparation of the Company Proxy Statement; without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company Proxy Statement shall, subject to the exercise of fiduciary duties by the Board of Directors under applicable law, contain the determination and recommendation of the Board of Directors of the Company referred to in SECTION 1.2.

    6.3. PREPARATION OF THE FORM F-4 AND THE PARENT PROXY STATEMENT; PARENT STOCKHOLDERS MEETING.

    (a) The Parent Stock to be issued in the Merger shall be registered under the Securities Act on a Form F-4 registration statement (the "Form F-4"). As soon as practicable following the date of this Agreement, but in no event later than 20 business days from the date hereof, Parent shall prepare and file with the Commission the Form F-4. Parent shall use its reasonable best efforts to respond promptly to any comments of the commission and to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use its reasonable best efforts to include the Company Proxy Statement in the Submission of the Form F-4 to the Commission. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of Form F-4 or comments thereon and responses thereto or requests by the SEC for additional information. Parent shall obtain, and shall provide evidence reasonably satisfactory to the Company of, all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by Parent of the shares of Parent Stock issuable in connection with the Merger and the resale of such shares from the registration and prospectus delivery requirements and resale restrictions of applicable Canadian securities laws on terms reasonably satisfactory to the Company.

    (b) Parent shall use its reasonable best efforts to have any approval by the shareholders of Parent that may be required by the rules and regulations of the NYSE, ME and TSE waived by such exchanges. If any such waiver is not obtained, Parent shall, as soon as practicable following the date of this Agreement, take all action necessary in accordance with Canadian law or the rules of the NYSE, ME and TSE to convene and hold a meeting of its stockholders (together with any adjournment or postponement thereof, the "PARENT STOCKHOLDER MEETING") for the purpose of obtaining the approval (the "PARENT STOCKHOLDER APPROVAL") of a majority of votes cast by the stockholders of Parent of the issuance of the Parent Stock in connection with the Merger (the "ISSUANCE"), and shall, through its Board of Directors, recommend to its stockholders the approval of the Issuance, and shall use reasonable best efforts to cause a proxy statement to be mailed to Parent shareholders and to solicit from its stockholders proxies in favor the issuance.

    6.4. EXPENSES. All costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as set forth in Section 8.3.

    6.5. ADDITIONAL AGREEMENTS. (a) Subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer and this Agreement, including, without limitation, cooperating with each other, using reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings, including, without limitation, submissions of information requested by governmental authorities.

    (b) Notwithstanding the foregoing, Parent and Purchaser (i) shall on or prior to November 9, 1999 (unless extended in the sole discretion of the Company) secure the expiration or termination of any applicable waiting period under the H-S-R Act or the statutes, rules, regulations, administrative and judicial doctrines and any other antitrust or competition laws of the United States, any State thereof, any foreign country or the European Union (the "ANTITRUST LAWS"), (ii) shall take all action necessary or required, including any litigation or appeals, to permit the consummation no later than November 9, 1999 (unless extended in the sole discretion of the Company) of the Offer, the Merger and the other transactions contemplated by this Agreement under the Antitrust Laws, and (iii) shall avoid the imposition of any injunction or other order under the Antitrust Laws (and to the extent an injunction or other order has been issued, shall secure its immediate dissolution) that would prevent the consummation of the Offer, the Merger or the transactions contemplated by this Agreement on or prior to November 9, 1999 (unless extended in the sole discretion of the Company). The Company shall cooperate with Parent and Purchaser in connection with the satisfaction of the covenant of Parent and Purchaser in this Section 6.5; PROVIDED, HOWEVER, that the steps or actions referred to in this Section 6.5 that may be required to be taken by the Company shall be subject to the consummation of the Offer (or if the Offer has been terminated pursuant to Section. 1.1(e), to the closing of the Merger).

    6.6.  LIMITATION ON NEGOTIATIONS.

    (a) From the date hereof until the termination hereof, except as set forth in Section 6.6(c) below, the Company and its subsidiaries will not, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons (including any of its officers or employees) relating to an Acquisition Proposal. As used herein, the term "ACQUISITION PROPOSAL" means any proposal or offer involving a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or other similar transaction or business combination involving the Company or its material subsidiaries.

    (b) The Company shall:

        (i) immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, existing on the date hereof; and

        (ii) promptly notify Purchaser after receipt of any bona fide Acquisition Proposal or any inquiry from any person relating to an Acquisition Proposal and promptly provide Purchaser with a reasonable summary of the financial and other material terms of such Acquisition Proposal.

    (c) To the extent that the Board of Directors of the Company shall conclude, acting in good faith, after receiving advice from outside counsel or its financial advisor, that the following action is necessary or appropriate in order for the Board of Directors to act in a manner which is consistent with its fiduciary duties under applicable law, the Company may:

        (i) furnish or cause to be furnished information concerning the Company and its businesses, properties or assets to a third party;

        (ii) engage in discussions or negotiations with a third party concerning an Acquisition Proposal initiated by such third party;

       (iii) following receipt of an Acquisition Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to the Company's stockholders; and

        (iv) following receipt of an Acquisition Proposal, (1) through its Board of Directors, withdraw, modify or amend its recommendation referred to in Section 1.2, and/or (2) enter into an agreement providing for the consummation of such Acquisition Proposal; PROVIDED, that no action shall be taken by the Company pursuant to this subsection
             (iv) with respect to any Acquisition Proposal until a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received such an Acquisition Proposal, and specifying the material terms and conditions of, and identifying the person making, such Acquisition Proposal.

    (d) The Company will direct its financial and other advisors and representatives to comply with each of the covenants contained in this Section 6.8.

    6.7. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of (to the extent it has knowledge thereof) (i) the occurrence or failure to occur of any event, which occurrence or failure would cause or may cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any respect which would have a Material Adverse Effect; and (ii) any failure of such party, or any officer, director, employee or agent thereof, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder.

    6.8. LISTING. Parent shall use its reasonable best efforts to have the shares of Parent Stock issued pursuant to this Agreement admitted for listing on the NYSE, the TSE and the ME (together, the "LISTING"). Any fees in connection with the Listing payable prior to the Effective Time shall be paid by Parent. Parent will take no action, for at least three years from the Effective Time, to cause the Listing to be terminated, except with respect to the NYSE listing, in accordance with the applicable requirements of the NYSE, including compliance with Rule 500 of the NYSE, as interpreted in Section 806 of the NYSE Listed Company Manual as in effect on the date hereof.

    6.9. ACCESS TO INFORMATION. Subject to and in accordance with the Antitrust Laws, from the date hereof to the Effective Time, each party hereto shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of the other parties hereto reasonable access at all reasonable times to its officers, employees, agents, premises, books and records, and properties and shall furnish the other parties hereto all financial, operating, personal, compensation, tax and other data and information, that the other party, through its officers, employees or agents, may reasonably request.

    6.10. STOCKHOLDER CLAIMS. The Company shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Company in connection with the Offer or the Merger prior to the Effective Time, without the prior written consent of Purchaser, which consent may not be unreasonably withheld, and shall notify Purchaser promptly upon receipt of all written demands for appraisal rights.

    6.11.  TREATMENT OF EMPLOYEE COMPENSATION AND BENEFITS.

    (a) Effective no later than the Effective Time, the Company (or Parent, as applicable) shall enter into agreements and adopt plans or programs, the terms and conditions of which shall be consistent in all material respects with those set forth in Section 6.11 of the Company Disclosure (a) Schedule.

    (b) For the two-year period immediately following the consummation of the Offer, Parent shall provide each Group A and Group B executive (as described in Section 6.11 of the Company Disclosure Schedule) with an annual base salary and target bonus no less than such executive was eligible to receive immediately prior to the consummation of the Offer and with employee benefits including pension, welfare, fringe and other employee benefits that are comparable, on a benefit by benefit basis, to these benefits as provided by the Company immediately prior to the consummation of the Offer. Notwithstanding the foregoing, during the two-year period immediately following the consummation of the Offer, all employees of Parent who were employees of the Company immediately prior to the consummation of the Offer shall be entitled to severance benefits upon termination without Cause (as defined below) that are no less than those under the severance policies of the Company in effect immediately prior to the consummation of the Offer.

    (c) Bonuses for the fiscal year ended December 31, 1999 ("1999 Fiscal Year") shall be paid to each participant ("Participant") under the Company's Management by Objective bonus plan ("MBO Plan") as follows: (i) at the consummation of the Offer, a pro rata bonus, if any, shall be paid based on achievement of the Participant's performance targets under the MBO Plan, as determined by Marc L. Reisch, and the portion of the 1999 Fiscal Year completed as of the consummation of the Offer and (ii) the balance of such 1999 bonus, if any, shall be paid on January 31, 2000, based on achievement of the Participant's performance targets under the MBO Plan, as determined by Mr. Reisch and Charles G. Cavell, and the portion of the 1999 Fiscal Year after the consummation of the Offer; provided, however, that if such Participant's employment is terminated after the consummation of the Offer by Parent or the Company for other than Cause (as defined in Section 6.11(d)) or by the Participant with Good Reason (as defined in Section 6.11(d)), the balance of such 1999 bonus, if any, shall be paid promptly following termination based on the achievement of Participant's performance targets as determined by Mr. Reisch at the consummation of the Offer (pursuant to (i) above) and the portion of the 1999 Fiscal Year completed after the consummation of the Offer.

    (d) For purposes of this Section 6.11, (1) "Cause" shall mean the Company Employee's (i) conviction or guilty plea or plea of nolo contendere of a felony involving fraud or dishonesty, (ii) theft or embezzlement of property from Parent or (iii) willful and continued refusal by the Company Employee substantially to perform the duties of his position (other than any such failure resulting from the Company Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the Company Employee's issuance of a notice of termination for Good Reason) within a reasonable period of time after receipt of written notice from Parent specifying the manner in which Parent believes the Company Employee is not substantially performing the duties of his position. For this definition, no act or failure to act shall be deemed willful unless done, or omitted to be done, by the Company Employee not in good faith and without reasonable belief that the Company Employee's act, or failure to act was in the best interests of Parent and (2) Good Reason shall mean (i) the Company Employee is not elected, reelected, or otherwise continued in the office of Parent or any of its subsidiaries which he held immediately prior to the consummation of the Offer, or he is removed as a member of the Board of Directors of Parent or any of its subsidiaries if the Company Employee was a Director immediately prior to the consummation of the Offer; (ii) the Company Employee's duties, responsibilities, status or authority are materially reduced, diminished or adversely altered from those in effect on the consummation of the Offer or the Company Employee is assigned duties inconsistent with the Company Employee's status as a senior officer of Parent;
(iii) the Company Employee's future or current compensation or benefits are reduced; (iv) Parent reduces the potential earnings of the Company Employee under any performance-based bonus, equity or other incentive plan of Parent in effect immediately prior to consummation of the Offer; (v) Parent requires that the Company Employee's employment be based at a location more than ten miles away from the location at which it is based at consummation of the Offer;
(vi) any purchaser, assign, surviving corporation, or successor of Parent or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets of business or otherwise) fails or refuses to expressly assume in writing this Agreement and all of the duties and obligations of Parent thereunder (vii) Parent fails to pay any amounts due to the Company Employee; (viii) Parent requires the Company Employee to travel substantially more than he traveled prior to consummation of the Offer; or (ix) Parent breaches any of the provisions of this Agreement.

    (e) If the Offer is terminated pursuant to Section 1.1(e), references to "consummation of the Offer" in this Section 6.11 shall be deemed replaced by the term "Effective Time".

    6.12.  INDEMNIFICATION RIGHTS.

    (a) From and after the Effective Time, to the extent not covered by the insurance set forth in the next succeeding sentence, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company or any of its subsidiaries against all losses, expenses, claims, damages or liabilities arising out of claims brought or made by third parties, including, without limitation, derivative claims, in connection with the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law and shall advance expenses prior to the final disposition of such claims and liabilities to which this sentence applies. Parent agrees that all rights to indemnification now existing in favor of the directors, officers or employees of the Company or any of its subsidiaries (including, without limitation, any person who was or becomes a director, officer or employee prior to the Effective Time (the "INDEMNIFIED PARTIES")) under the Delaware Law or as provided in the Company's Amended and Restated Certificate of Incorporation or by By-Laws with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time (or, in the case of claims or other matters occurring on or prior to the expiration of such six year period which have not been resolved prior to the expiration of such six year period, until such matters are finally resolved) and Parent shall honor, and shall cause the Company to honor, all such rights. Parent shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Company's directors, officers or employees) with respect to matters occurring on or prior to the Effective Time; provided that in no event shall Parent or the Company be required to expend annually more than 200% of the amount that the Company spent for these purposes in the last fiscal year to maintain or procure insurance coverage pursuant hereto; and provided further that if Parent or the Company are unable to obtain the insurance called for by this section, Parent or the Company will obtain as much comparable insurance as is available for such amount per year.

    (b) Without limiting the foregoing, in the event any claim, action, suit, proceeding or investigation to which the provisions of this Section 6.12 are applicable is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be subject to the approval of the Surviving Corporation (such approval to not be unreasonably withheld; it being hereby agreed that the retention of any of Simpson Thacher & Bartlett, Richards, Layton & Finger or Osler, Hoskin & Harcourt by the Indemnified Parties shall not require the approval of the Surviving Corporation)); (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.12 except to the extent such failure materially prejudices the Surviving Corporation). The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

    6.13. PARENT GUARANTEE. Parent unconditionally and irrevocably guarantees to the Company the due, prompt and faithful performance of, and compliance with, all agreements and obligations of Purchaser in this Agreement. Parent hereby agrees that the Company shall have the right to enforce the guarantee set forth in this Section 6.13 to ensure Purchaser's performance of, and compliance with, all agreements and obligations of Purchaser in this Agreement without being required to first proceed against Purchaser.

    6.14. AFFILIATES. Prior to the Effective Time of the Merger, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the shareholders of the Company, "AFFILIATES" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent as of the Closing Date, a written agreement substantially in the form attached as EXHIBIT B hereto.

                                  ARTICLE VII
                                   CONDITIONS

    7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) Unless the Offer has been terminated pursuant to Section 1.1(e), the Offer shall have been consummated in accordance with its terms; PROVIDED, HOWEVER, that this condition shall be deemed to be satisfied if Purchaser fails to accept for payment and pay for Shares pursuant to the Offer other than as a result of a failure of a condition thereof;

    (b) If the Offer has been terminated pursuant to Section 1.1(e), the waiting period applicable to the consummation of the Merger under the H-S-R Act shall have expired or been terminated;

    (c) the requisite approval of the respective shareholders of Parent (if required), and of the Company shall have been obtained;

    (d) the Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger, and all necessary rulings or orders of Canadian securities authorities exempting the distribution by Parent of the shares of Parent Stock issuable in connection with the Merger and the resale of such shares from the registration and prospectus delivery requirements and resale restrictions of applicable Canadian securities laws shall have been received;

    (e) the shares of Parent Stock issuable to the Company's stockholders and holders of Company Stock Options as contemplated by this Agreement shall have been approved for listing on the NYSE, TSE and ME subject to official notice of issuance;

    (f) there shall have been no law, statute, rule or regulation in the United States, Canada, the European Union or member state of the European Union enacted or promulgated which is in effect and, in the judgment of a majority of the Continuing Directors (or if the Offer has been terminated pursuant to Section 1.1(e), in the reasonable judgement of the Company), has the effect of making the acquisition of Shares illegal or otherwise prohibits consummation of the Merger; and

    (g) there shall not be in effect any preliminary or final injunction or temporary restraining order or other order or decree issued by any federal, provincial or state court or administrative agency or authority in the United States, Canada, the European Union or any member state of the European Union enjoining, restraining or otherwise prohibiting the Offer, the Merger or the acquisition by Purchaser of Shares.

    7.2. ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT AND PURCHASER TO EFFECT THE MERGER. If the Offer is terminated pursuant to Section 1.1(e), then the obligations of Parent and Purchaser to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct immediately prior to the Effective Time, except for failures to be true and correct that would not be reasonably likely to have a Material Adverse Effect, PROVIDED, HOWEVER, that representations or warranties which by their terms are given as of a specified date shall be true and correct as of such date (except for failures to be true and correct that would not be reasonably likely to have a Material Adverse Effect).

    (b) The Company shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it on or before the Effective Time.

    7.3. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. If the Offer is terminated pursuant to Section 1.1(e), then the obligations of the Company to consummate the Merger shall also be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct immediately prior to the Effective Time, except for failures to be true and correct that would not be reasonably likely to have a Material Adverse Effect, PROVIDED, HOWEVER, that representations or warranties which by their terms are given as of a specified date shall be true and correct as of such date (except for failures to be true and correct that would not be reasonably likely to have a Material Adverse Effect).

    (b) Parent and Purchaser shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them on or before the Effective Time.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of the Company:

    (a) by written mutual consent of Purchaser and the Company prior to the consummation of the Offer (or, if the Offer has been terminated pursuant to Section 1.1(e), prior to the Effective Time);

    (b) by either Purchaser or the Company:

        (i) Unless the Offer has been terminated pursuant to Section 1.1(e), if the Offer shall not have been consummated by November 10, 1999, or, if all of the Offer Conditions other than the Minimum Condition shall have been satisfied by November 10, 1999, such later date as provides at least 15 business days from the date the Purchaser shall have publicly announced that all of the Offer Conditions other than the Minimum Condition have been satisfied; or

        (ii) a permanent injunction or other final, non-appealable order by any federal or state court in the United States or federal or provincial court in Canada which prohibits the consummation of the Merger shall have been issued and remain in effect; PROVIDED, HOWEVER, that prior to invoking this right of termination each party agrees to comply with Section 6.5 hereof; and, PROVIDED FURTHER, that the occurrence of an event described in this Section 8.1(b)(ii) related to the Antitrust Laws shall constitute a breach of the covenant of Parent and Purchaser in Section 6.5(b); or

       (iii) if the Offer has been terminated pursuant to Section 1.1(e) and if the Merger has not been consummated on or prior to November 19, 1999;

    (c) by Purchaser prior to the consummation of the Offer (or, if the Offer has been terminated pursuant to Section 1.1(e), prior to the Effective Time):

        (i) if (1) the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn, its approval or recommendation of the Offer (unless the Offer has been terminated pursuant to Section 1.1.(e)) or the Merger or shall have resolved to do any of the foregoing; or (2) if the Company shall have entered into a definitive agreement to accept an Acquisition Proposal;

        (ii) if the Board of Directors of the Company shall have modified its approval of the Offer (unless the Offer has been terminated pursuant to Section 1.1.(e)) or the Merger in a manner adverse to Purchaser and the Minimum Condition shall not have been met on the then scheduled expiration date of the Offer immediately following such modification;

       (iii) if the Offer shall have terminated or expired in accordance with the terms of this Agreement (unless the Offer has been terminated pursuant to Section 1.1.(e)) without Purchaser or a subsidiary of Parent having purchased any Shares thereunder, PROVIDED, HOWEVER, that prior to invoking this right of termination Purchaser agrees to comply with Section 1.1(c) hereof; or

    (d) by the Company prior to the consummation of the Offer (or if the Offer has been terminated pursuant to Section 1.1(e), prior to the Effective
       Time):

        (i) if the Company withdraws its recommendation of the Offer (unless the Offer has been terminated pursuant to Section 1.1(e)) or the Merger pursuant to Section 6.6(c)(iv)(1), or takes the actions described in
            Section 6.6(c)(iv)(2), and such action is taken pursuant to, and in compliance with, such provision; or

        (ii) Unless the Offer has been terminated pursuant to Section 1.1(e), if the Offer shall not have been consummated by October 11, 1999 (and if the Offer has been terminated pursuant to Section 1.1(e), if the Merger shall not have been consummated by October 11, 1999) by reason of not having obtained all required approvals under Antitrust Laws, PROVIDED, HOWEVER, that such date shall be extended by each day that the Company is not in substantial compliance with any second request issued on the transactions contemplated by this Agreement but only if and to the extent that Parent and Purchaser are in substantial compliance when the Company is not.

    Notwithstanding the above, neither the Company nor Purchaser shall be permitted to terminate this Agreement if the event which gave rise to such termination right is a result of or arose in connection with any action or inaction of the party seeking to terminate taken or not taken in breach of the terms hereof.

    8.2. AMENDMENT. Subject to applicable law, this Agreement may be amended by an instrument signed by each of the parties hereto before or after approval of the Merger by the stockholders of the Company, if required; PROVIDED, HOWEVER, that after consummation of the Offer (or, if the Offer has been terminated pursuant to Section 1.1(e), after the approval of the Merger by the stockholders of the Company), no amendment may be made which decreases the amount of the Merger Consideration or effects any change which would adversely affect the stockholders of the Company (other than Purchaser and its affiliates) without the approval of the stockholders of the Company (other than Purchaser and its affiliates).

    8.3. FEES UPON TERMINATION. The Company agrees that if this Agreement is terminated pursuant to:

    (a) Section 8.1(b)(i) and at the time of such termination any person, entity or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or any of its affiliates) shall have become the beneficial owner of more than 30% of the outstanding Shares (with appropriate adjustments for reclassifications of capital stock, stock dividends, stock splits, reverse stock splits and similar events) and such person, entity or group (or any subsidiary of such person, entity or group) thereafter shall enter into a definitive written agreement with the Company to accept an Acquisition Proposal at any time on or prior to the date which is six months after the termination of this Agreement and such transaction is thereafter consummated;

    (b) Sections 8.1(c)(i)(2) or Section 8.1(d)(i); or

    (c) Sections 8.1(c)(i)(1), 8.1(c)(ii) or 8.1(c)(iii), and in each case, prior to the time of termination of this Agreement, there shall exist a bona fide Acquisition Proposal that has been made known to the Company or publicly announced by a third party that is more favorable from a financial point of view than the Offer and the Merger, the Company shall enter into a definitive written agreement to accept an Acquisition Proposal from such party at any time on or prior to the date which is six months after the termination of this Agreement and such transaction shall thereafter be consummated;

    (d) then the Company shall pay to Purchaser the Termination Amount (as defined below). Such payment shall be made as promptly as practicable but in no event later than (i) in the case of paragraph (b) of this Section, two business days following termination of this Agreement, (ii) in the case of paragraph (a) of this Section, upon consummation of such Acquisition Proposal, and (iii) in the case of paragraph (c) of this Section, upon entering into a definitive agreement to accept such Acquisition Proposal. Each such payment shall be made by wire transfer of immediately available funds to an account designated by Purchaser without set-off or deduction. The term "Termination Amount" as used herein shall mean (i) if (A) any third party has on or prior to July 26, 1999, and, at such time, the Company was not in violation of Section 6.6 hereof, (x) made a bona fide Acquisition Proposal or (y) requested that the Company enter into negotiations or discussions concerning an Acquisition Proposal or possible Acquisition Proposal and has indicated a potential price or range of prices in connection therewith, and (B) a payment is required to be made pursuant to this
Section 8.3 by the Company to Purchaser as a result of the Company entering into a written agreement to accept an Acquisition Proposal with any such third party or such third party acquiring 50% or more of the outstanding Shares, $10,662,000 and (ii), in each other circumstance, $42,648,000.

    8.4.  EFFECT OF TERMINATION.

    (a) The provisions of Sections 6.4 (expenses), 6.12 (indemnification) and
8.3 (termination fees) shall survive the termination of this Agreement. The provisions of the Confidentiality Agreement shall also survive the termination of this Agreement.

    (b) The rights of termination provided for in Section 8.1 shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto, and any party hereto shall continue to have the right following termination hereof to all legal and equitable remedies against any other party hereto for any breach of any representation, warranty, covenant or agreement contained herein by such other party prior to the termination hereof; PROVIDED, HOWEVER, that in the event that the amount set forth in Section 8.3 shall have been paid to Purchaser, there shall be no liability on the part of either the Company or its respective officers or directors, except for a willful and intentional breach of any representation, warranty, covenant or agreement contained herein.

    8.5. WAIVER. At any time prior to the Effective Time and subject to the provisions of this Agreement, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or
(ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1. BROKERS. (a) The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Offer or the Merger or any similar transaction based upon arrangements made by or on behalf of the Company, except for the arrangements between the Company and Morgan Stanley & Co. Incorporated and the arrangements between the Company and Kohlberg Kravis Roberts & Co., L.P.

    (b) Parent and Purchaser represent and warrant to the Company that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Offer or the Merger or any similar transaction based upon arrangements made by or on behalf of Parent or Purchaser, except for the arrangements between Parent and RBC Dominion Securities and Credit Suisse First Boston Corporation.

    9.2. PUBLIC STATEMENTS. Except as required by applicable law or stock exchange regulation, none of Parent or Purchaser, on the one hand, or the Company, on the other hand, shall make any public announcement or statement with respect to the Offer, the Merger or this Agreement without the approval of the Company or Purchaser, respectively, which approval shall not be unreasonably withheld. Moreover, the parties hereto agree to consult with each other prior to issuing each public announcement or statement with respect to the Offer, the Merger or this Agreement.

    9.3. NOTICES. All notices and other communications hereunder shall be given by telephone and immediately confirmed in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Purchaser:

            QUEBECOR PRINTING INC.
            612 St. Jacques Street
          Montreal, Quebec H3C 4M8
          Attention: Vice President, Legal Affairs & Secretary

            with copies to:

            Arnold & Porter
          399 Park Avenue
          New York, New York 10022-4690
          Attention: John A. Willett, Esq.

        (b) if to the Company:

            WORLD COLOR PRESS, INC.
          The Mill
          340 Pemberwick Road
          Greenwich, CT 06831
          Attention: General Counsel

            with copies to:

            Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017
          Attention: David J. Sorkin, Esq.

    9.4. INTERPRETATION. When a reference is made in this Agreement to a subsidiary of Parent or the Company, the word "SUBSIDIARY" means any "MAJORITY-OWNED SUBSIDIARY" (as defined in Rule 12b-2 promulgated under the Exchange Act) of Parent or the Company, as the case may be; PROVIDED, HOWEVER, that the Company shall in no event and at no time be considered a subsidiary of Purchaser for purposes of this Agreement. "Affiliate" of a person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Any reference to dollars or "$" shall refer to U.S. dollars.

    9.5. REPRESENTATIONS AND WARRANTIES. Any matters disclosed in any of a party's representations and warranties or the section of such party's disclosure schedule with respect to such representations and warranties shall be deemed disclosed for purposes of the other representations and warranties of such party as long as the applicability of such matters to such representations and warranties is reasonably apparent.

    9.6. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve, to the extent legally permitted, each party's anticipated benefits and obligations under this Agreement.

    9.7. MISCELLANEOUS. This Agreement (including the agreements that are exhibits hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

This Agreement (a) is not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Section 9.10; and (b) shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any portion of their rights under this Agreement to any of their subsidiaries (PROVIDED, HOWEVER, that in the event of any such assignment, Parent shall cause such assignee to execute and become a party to this agreement and such assignee shall be vested with all the rights and obligations assigned to it by the assignor as if it were named in this Agreement), but no such assignment shall relieve Parent or Purchaser, as applicable, of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Purchaser may be merged as long as the surviving corporation in such merger complies with the representations and warranties and covenants of Purchaser set forth herein and
(c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. The parties hereto expressly consent to the personal jurisdiction of the courts of the United States of America and of the courts of the State of Delaware, in each case sitting in the State of Delaware. Each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction in any federal court located in the State of Delaware or Chancery or other Courts of the State of Delaware for any reason other than the failure to serve process in accordance with this Section 9.7, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgement, attachment in aid of execution of judgement, execution of judgement or otherwise), and (d) to the fullest extent permitted by applicable law, that
(i) the suit, action or proceeding in any such court is brought in an inconvenient forum (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Parent further designates Purchaser as its duly appointed agent for the service of summonses and other legal processes in the State of Delaware (a "Service Agent").

    9.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but together shall be construed as one document.

    9.9. SURVIVAL. The representations, warranties, covenants and agreements of the parties set forth herein shall terminate as of the Effective Time, except as provided in Sections 6.11 and 6.12.

    9.10. THIRD PARTY BENEFICIARIES. The parties entitled to the employee benefits pursuant to the terms of Section 6.11 and indemnification pursuant to the terms of Section 6.12 are expressly made third party beneficiaries solely of
Section 6.11 and Section 6.12, respectively, of this Agreement. In addition, holders of Company Stock Options and Company Restricted Stock are expressly made third party beneficiaries solely of Section 2.6 of this Agreement.

    IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                QUEBECOR PRINTING INC.

                                By:
                                     -----------------------------------------
                                     Name: Charles G. Cavell
                                     Title: President & Chief Executive Officer

                                By:
                                     -----------------------------------------
                                     Name: Christian M. Paupe
                                     Title: Executive Vice President

                                PRINTING ACQUISITION INC.

                                By:
                                     -----------------------------------------
                                     Name: Charles G. Cavell
                                     Title: President

                                By:
                                     -----------------------------------------
                                     Name: Christian M. Paupe
                                     Title: Treasurer

                                WORLD COLOR PRESS, INC.

                                By:  /s/ ROBERT G. BURTON
                                     -----------------------------------------
                                     Name: Robert G. Burton
                                     Title: Chairman and Chief Executive
                                     Officer

    IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                QUEBECOR PRINTING INC.

                                By:  /s/ CHARLES G. CAVELL
                                     -----------------------------------------
                                     Name: Charles G. Cavell
                                     Title: President & Chief Executive Officer

                                By:  /s/ CHRISTIAN M. PAUPE
                                     -----------------------------------------
                                     Name: Christian M. Paupe
                                     Title: Executive Vice President

                                PRINTING ACQUISITION INC.

                                By:  /s/ CHARLES G. CAVELL
                                     -----------------------------------------
                                     Name: Charles G. Cavell
                                     Title: President

                                By:  /s/ CHRISTIAN M. PAUPE
                                     -----------------------------------------
                                     Name: Christian M. Paupe
                                     Title: Treasurer

                                WORLD COLOR PRESS, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                    ANNEX I
                            CONDITIONS TO THE OFFER

    The capitalized terms used in this Annex I have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

    Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares of Common Stock promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment, or, subject to the restriction referred to above, payment for, Shares tendered pursuant to the Offer, and may terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) to the extent permitted by the Merger Agreement, if (i) at the expiration of the Offer, a number of Shares which, together with any Shares owned by Parent or Purchaser, would constitute more than 50% of the voting power (determined on a fully-diluted basis), of all the securities of the Company entitled to vote generally in a merger shall not have been validly tendered and not withdrawn prior to the expiration of the Offer (the "MINIMUM CONDITION"), or (ii) if, at any time on or after July 12, 1999 and prior to the acceptance for payment for any such Shares, any of the following conditions occurs or has occurred and continues to exist (each of paragraphs (a) through (f) providing a separate and independent condition to Purchaser's obligations pursuant to the Offer):

    (a) there shall be in effect any preliminary or final injunction or temporary restraining order or other order or decree issued by any Canadian or United States federal, provincial or state court or United States federal or administrative agency or authority, enjoining, restraining or otherwise prohibiting the Offer, the Merger or the acquisition by Purchaser of Shares;

    (b) any waiting periods under the H-S-R Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated;

    (c) there shall have been any law, statute, rule or regulation in the United States, Canada, the European Union or any member state of the European Union, enacted, promulgated or proposed that has the effect of making the acquisition of Shares illegal or otherwise prohibits consummation of the Merger;

    (d) any representation or warranty of the Company in the Merger Agreement shall not be true and correct in any respect that is reasonably likely to have a Material Adverse Effect, in each case as if such representation or warranty were made at the time of such determination (except for any representations or warranties which by their terms are given as of a specified date, PROVIDED that such representations or warranties shall have been true and correct on such date, except for failures to be true and correct that would not be reasonably likely to have a Material Adverse Effect);

    (e) the Company shall fail to perform or comply in any material respect with any covenant or agreement to be performed or complied with by the Company under the Merger Agreement required to be performed or complied with by it prior to the consummation of the Offer;

    (f) The Merger Agreement shall have been terminated in accordance with its terms;

which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser, Parent or any of their respective affiliates constituting a breach of the Merger Agreement), makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

    The foregoing conditions are for the sole benefit of Purchaser and (i) may be asserted by Purchaser regardless of the circumstances giving rise to such condition (except for any action or inaction by Purchaser, Parent or any of their respective affiliates constituting a breach of the Merger Agreement) or
(ii) (other than the Minimum Condition) may be waived by Purchaser in whole at any time or in part from time to time in its reasonable discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

                                   EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           QUEBECOR WORLD (USA) INC.

                                     FIRST

    The name of the corporation is Quebecor World (USA) Inc. (the
"Corporation"). The Corporation was originally incorporated under the name of World Color Press, Inc. The original certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on September 24, 1984.

                                     SECOND

    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     THIRD

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                     FOURTH

    The total number of shares of common stock which the Corporation shall have the authority to issue is three thousand (3,000), par value $1.00 per share, amounting in the aggregate to $3,000.

                                     FIFTH

    The Corporation is to have perpetual existence.

                                     SIXTH

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                    SEVENTH

    Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                     EIGHTH

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     NINTH

    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

    The undersigned hereby declare that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, under penalties of perjury, the undersigned have examined this Amended and Restated Certificate of Incorporation, and to the best of their knowledge it is true, correct and complete, and the undersigned further declare that the undersigned have authority to sign this Amended and Restated Certificate of Incorporation on behalf of Quebecor World (USA) Inc., all as of
this       (th) day of             .

                                QUEBECOR WORLD (USA) INC.

                                By:  /s/
                                     -----------------------------------------
                                     Name:
                                     Title:

ATTEST:

----------------------------
Name:
Its Secretary

                                   EXHIBIT B
                        FORM OF COMPANY AFFILIATE LETTER

QUEBECOR PRINTING INC.
[Address]

Ladies and Gentlemen:

    The undersigned, a holder of shares of common stock, par value $0.01 per share ("Company Common Stock"), of World Color Press, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") between the Company and a direct wholly owned subsidiary of Quebecor Printing Inc. ("Parent") subordinate voting shares, no par value ("Parent Stock"), of Parent. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

    If in fact the undersigned is an affiliate under the Act, the undersigned's ability to sell, assign or transfer the shares received by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

    The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Stock received by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act; (ii) in conformity with the limitations specified by Rules 144 and Rule 145(d); or (iii) in a transaction that, in the opinion of Simpson Thacher & Bartlett or other counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

    In the event of a sale or other disposition by the undersigned of Parent Stock pursuant to Rule 145(d)(1), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance including, without limitation, an opinion of Simpson Thacher & Bartlett or another counsel reasonably satisfactory to them, the transfer agent shall effectuate the transfer of the shares sold as indicated in the letter.

    The undersigned acknowledges and agrees that the following legend will be placed on certificates representing the Parent Stock received by the undersigned pursuant to the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from Simpson Thacher & Bartlett or another independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act or the fourth paragraph of this letter:

        "The Securities represented by this certificate were issued in a transaction to which Rule 145 under the United States Securities Act of 1933 (the "Act") applies. The securities represented by this certificate may be transferred in the United States only in accordance with Rule 145(d) or pursuant to an effective registration statement or exemption from registration under the Act."

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Parent Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

    Very truly yours,

                              ANNEX I TO EXHIBIT B

    [Date]

Quebecor Printing Inc.

    On             the undersigned sold             subordinate voting shares,
no par value, of Quebecor Printing Inc. ("Parent"). The shares were received by the undersigned in connection with the merger of a direct wholly owned subsidiary of Parent with and into World Color Press, Inc.

    Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the shares sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

    The undersigned hereby represents that the shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the shares in anticipation or in connection with such transactions, and that the undersigned has not made any payment in connection with the offer or sale of the shares to any person other than to the broker who executed the order in respect of such sale.

                                        Very truly yours,